As Filed With the Securities and Exchange Commission on May 29, 2008
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMSURG CORP.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-1493316
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)
AmSurg Corp.
2006 Stock Incentive Plan, as amended
(Full Title of the Plan)
Claire M. Gulmi
20 Burton Hills Boulevard
Nashville, Tennessee 37215
(Name and Address of Agent for Service)
(615) 665-1283
(Telephone Number, Including Area Code, of Agent for Service)
Copy to:
J. James Jenkins, Jr., Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-3001
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class
of Securities To Be	Amount To Be	Proposed Maximum	Proposed Maximum	Amount Of
Registered	Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock	500,000 shares	$25.92(2)	$12,960,000.00(2)	$509.33

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, and based on the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 22, 2008.
Registration of Additional Securities
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, no par value, of AmSurg Corp., a Tennessee corporation (the “Registrant”), for the Registrant’s 2006 Stock Incentive Plan, as amended.
Incorporation by Reference of Earlier Registration Statements
     The Registration Statement on Form S-8 (Registration No. 333-134948) previously filed by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-5.1 Opinion of Bass, Berry & Sims PLC
Ex-10.1 AmSurg Corp. 2006 Stock Incentive Plan
Ex-23.1 Consent of Deloitte & Touche LLP

Item 8. Exhibits

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.2	Article 7 of the Registrant’s Second Amended and Restated Charter, as amended (restated electronically for filing purposes) (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.3	Articles 2 and 6 of the Registrant’s Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

5.1	Opinion of Bass, Berry & Sims PLC

10.1	AmSurg Corp. 2006 Stock Incentive Plan, as amended

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages to this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 29th day of May, 2008.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Christopher A. Holden and Claire M. Gulmi, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher A. Holden Christopher A. Holden	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2008

/s/ Claire M. Gulmi Claire M. Gulmi	Executive Vice President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	May 29, 2008

/s/ Thomas G. Cigarran Thomas G. Cigarran	Chairman of the Board	May 29, 2008

/s/ James A. Deal James A. Deal	Director	May 29, 2008

/s/ Steven I. Geringer Steven I. Geringer	Director	May 29, 2008

Signature	Title	Date

/s/ Debora A. Guthrie Debora A. Guthrie	Director	May 29, 2008

/s/ Henry D. Herr Henry D. Herr	Director	May 29, 2008

/s/ Kevin P. Lavender Kevin P. Lavender	Director	May 29, 2008

/s/ Ken P. McDonald Ken P. McDonald	Director	May 29, 2008

/s/ Bergein F. Overholt, M.D. Bergein F. Overholt, M.D.	Director	May 29, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10/A-4 (filed with the Commission on July 13, 2001))

4.2	Article 7 of the Registrant’s Second Amended and Restated Charter, as amended (restated electronically for filing purposes) (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

4.3	Articles 2 and 6 of the Registrant’s Second Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 4.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

5.1	Opinion of Bass, Berry & Sims PLC

10.1	AmSurg Corp. 2006 Stock Incentive Plan, as amended

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages to this Registration Statement)